UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012 (December 17, 2012)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Executive Officer Compensation and Equity Awards

On December 17, 2012, the Board (a) approved 401(k) contributions for the Company's named executive officers, and (b) approved 2012 bonuses for certain of the Company's "named executive officers."

401(k) Contributions

The Company’s employees, including its executive officers, are eligible to participate in the Company’s 401(k) plan (the “401(k) Plan”). The 401(k) Plan provides that each participant may contribute a portion of his or her pretax compensation. In addition, the Company provides an annual contribution of 3% of each participant’s salary (the “Safe Harbor Contribution”). The Safe Harbor Contribution is capped at $7,500.00 per year. The Board also has the discretion to approve additional contributions to participants (the “Discretionary Contribution”). For 2012, the Board approved Discretionary Contribution amounts for named executive officers that, when added to the Safe Harbor Contributions, totaled 4.5% of each named executive officer’s 2012 total compensation, which included 2012 salary and 2011 bonuses that were paid in 2012. The following table lists the 401(k) contributions that the Company made to its named executive officers for 2012:

Named Executive Officer	Discretionary Contribution	Safe Harbor Contribution	Total 401(k) Contribution	Percent of Total Compensation Paid in 2012
Dr. Charles J. Link, Jr.	$28,421.25	$7,500.00	$35,921.25	4.5%
Dr. Nicholas N. Vahanian	$18,600.00	$7,500.00	$26,100.00	4.5%
Gordon H. Link, Jr.	$8,763.00	$7,500.00	$16,263.00	4.5%
Dr. W. Jay Ramsey	$8,096.24	$7,500.00	$15,596.24	4.5%

2012 Bonuses to Named Executive Officer Compensation

The 2012 bonus awards for the applicable named executive officers are set forth on Exhibit 10.1 attached hereto and incorporated herein by reference. The 2012 bonus awards for the applicable named executive officers are based on the achievement of corporate and individual goals previously approved by the Board, except that the bonus awards to Mr. Gordon Link and Dr. Jay Ramsey reflected upward adjustment by the Board, as recommended by the Compensation Committee of the Board, from the bonus that would have been awarded under the previously approved criteria. The Board, upon recommendation of the Compensation Committee, determined that Mr. Gordon Link and Dr. Ramsey had met individual performance goals such that they would have earned 70% and 85%, respectively, of their respective target bonus amounts, but that based on individual performance in light of actual events they should be awarded bonuses equal to 85% and 90%, respectively of their target bonus amounts. The modifications approved to the bonus criteria of Mr. Gordon Link and Dr. Ramsey are set forth on Exhibit 10.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	2012 Named Executive Officer Bonus Awards

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    December 21, 2012

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2012 Named Executive Officer Bonus Awards